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EXHIBIT 23.3

       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of our report dated March 18, 2004, except for the second, third and fourth paragraphs of Note 1, which appear in the consolidated financial statements in the Company's Form S-1 dated February 9, 2005 and are not presented herein as to which the date is December 13, 2004; and except for the revisions of classifications disclosed in Note 2 as to which the date is March 30, 2005; and except for the reclassifications of operating segments in Note 17 as to which the date is March 13, 2006, relating to the consolidated statements of operations, of stockholders' equity and of cash flows for the year ended December 31, 2003, which appear in Loudeye Corp.'s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Seattle, Washington
April 5, 2006